Exhibit 10.5

Business Consulting Agreement

This Business Consulting Agreement is entered into on February 1, 2010 by GreenCell, Incorporated (“Company”) and Byrd & Company, LLC (“Consultant”)

1.	Company is a ceramic technology development and manufacturing company that is in the process of going public by direct filing with the SEC and/or other regulatory bodies. Consultant is a business consultant that specializes in advising early stage companies in the process of going public, and strategic growth initiatives.

2.	Company desires to engage Consultant as a business consultant, in the above areas, and Consultant accepts such terms as follows. This Agreement shall be for a period of 12 months from the date hereof, unless earlier terminated.

3.	Consultant will advise and consult with the Company in the following specific areas:

(a)	Structure of the company for purposes of going public, and strategic advise related to going public. Consultant is not an investment banker or broker, and will not act in any such capacity, or in the capacity of a public underwriter, and his services shall be limited to advice and consulting regarding going public. Consultant shall not be paid or accept any compensation of any kind in connection with the offer, purchase or sale of securities.

(b)	Engaging appropriate SEC counsel, auditors, transfer agents and other professionals for the purpose of going public as a registered fully reporting public company. Consultant is not acting as an attorney in any regard, and is not providing any legal services whatsoever.

(c)	Working with management of the company in the areas of strategic growth initiatives. Consultant will not, in any manner, be involved in day to day management of the Company, and the Company will not, at any time, share material non-public information with Consultant.

4.	Company shall pay for the services of Consultant as follows:

(1)	A cash consulting fee of $10,000, payable on or before February 25, 2010. This fee is for all initial work and costs associated with coordinating all initial audit and filings with the SEC attorney and auditor, as well as use of Consultant’s office located at 2295 S. Hiawassee Rd., Ste. 414, Orlando, Fl. 32835 for initial temporary office space through April 2010. Consultant shall also provide initial use of his administrative staff during that time period to help with all documentation and filings for the Company, included within this cash fee.

(2)	The issuance of 2,800,000 shares of restricted common stock of Company. Said shares shall be issued in full immediately, and are deemed to be fully vested and earned upon the execution hereof. Consultant may assign all or a portion of these shares as it deems appropriate. Consultant intends to devote up to 20 hours per week on behalf of Company. Said work may be in phone, in person, or otherwise, and Consultant will not have any specific hours of work in this regard.

5.	This Agreement may be terminated at any time, for any reason, by the Company, however, termination shall not effect the shares that are issued to Consultant, or any payments due hereunder, which are deemed to be fully earned upon execution hereof.

6.	Consultant agrees to act in the best interest of the Company at all times, maintain confidentiality of any and all information that comes into his possession unless otherwise authorized, to use his best efforts to further the business interests of the Company during the term of this Agreement in accordance with the terms hereof. The parties agree that Consultant shall not receive any material non-public information from Company at either time, nor shall it, in any manner be considered an insider or affiliate of the Company. Rather, the efforts of Consultant shall be limited strictly to the specific matters and areas referenced above, and shall not involve general management or business issues.

7.	The parties hereby mutually agree to indemnify each other, and hold each other harmless from any against any and all claims demands or liabilities of any kind or nature arising out of the actions of either party hereunder, or with regard to the matters herein pertaining.

8.	The parties agree and acknowledge that Consultant shall be entitled to assign this Consulting agreement to a business entity owned by Consultant, at any time, and upon notice of such assignment this agreement shall be assigned, and transferred in its entirety to such entity.

9.	This Agreement is entered into in Orlando, Florida and enforceable under Florida Law.

Wherefore the parties have executed this Agreement this 1st day of February, 2010.

GreenCell, Incorporated		Byrd & Company, LLC

By:	/s/ Dan Valladao	/s/ James Byrd, Jr.
	Dan Valladao, CEO	James Byrd, Jr.